Investor Presentation 3Q23 Exhibit 99.1

Quarterly Highlights 3Q23 Revenue of $602.8 Million 3Q23 Adjusted EBITDA of $118.7 Million 3Q23 results reflect higher transportation revenues and higher international revenues Focus on Debt Reduction Reduced net debt by approximately $109 million in 3Q23, bringing total net debt to $1.8 billion Goal of reducing net debt by approximately $175 million - $200 million per year on average Attractive Equity Valuation Attractive equity valuation compared to peer group and similar diversified services companies. GEO stock currently trading at approximately 6x Enterprise Value to Adjusted EBITDA and at approximately 15% Free Cash Flow Yield   Highlights - Attractive Investment Characteristics * Net Debt is defined as gross principal debt less cash from restricted subsidiaries.

Financial Highlights Revenues ($ in millions) Net Income ($ in millions) Adjusted EBITDA ($ in millions) * 2023E Based on Mid-point of FY2023 Financial Guidance issued on November 7, 2023

Company Overview

Founded in 1984 Initial Public Offering (IPO) in 1994 Listed on NYSE in 1996 Included in Major Indexes: S&P 600 Russell 2000 18,000+ Employees Company History

Secure Residential Care ICE Processing Centers USMS Detention Facilities State Correctional and Rehabilitation Facilities Non-Secure Residential Care Residential Reentry Centers/Halfway Houses Non-Residential Services Day Reporting Centers Electronic Monitoring Services provided in US, Australia, UK, and South Africa Diversified Government Service Provider

Diversified U.S. Facility Footprint 48 GEO Secure Services Facilities 40 GEO Care Residential Facilities 8 Leased/Not Managed Facilities

International Services 4 International Facilities

GEO is a Leading Diversified Services Provider 81,000 40% 27,000 14% 17,000 8% GEO is a leading provider of diversified secure and community reentry services with a 40% share of the market 70,200 57,000 1,000 * Based on total beds including idle and under development for U.S. headquartered companies only Figures are an approximation based on company disclosures and websites 78,500 38% Bed Capacity

17.5 Million Sq. Ft. owned and/or managed 57,000 Owned/Leased Beds Economic Useful Life: 75+ Years Newer Facility Assets = 20-Year Avg. Age Difficult to Replace = High Barriers to Entry Difficult permitting and zoning Long development lead times High Capital Requirements $2 billion in book long-term assets with minimum targeted ROI of 13-15% Difficult to Replace Real Estate Riverbend Correctional & Rehabilitation Facility, GA Taylor Street Halfway House, CA Karnes County Immigration Processing Center, TX

Segment Trends

Available capacity at existing residential reentry centers Growth in Non-Residential Programs Demand for Diversified Government Services Segment Trends ICE USMS U.S. Southwest Border Crossings Alternatives To Detention Program Continued Capacity Needs Facilities strategically located to support USMS needs Aging State prison infrastructure Correctional Staffing challenges Reentry Services State Correctional Agencies

U.S. Immigration and Customs Enforcement FEDERAL SEGMENT Reentry Services Alternatives To Detention Program U.S. Southwest Border Crossings Source: U.S. Customs and Border Protection FY Southwest Land Border Encounters by Month (cbp.gov/newsroom/stats/southwest-land-border-encounters) Source: TRAC Alternatives to Detention Data (trac.syr.edu/immigration/detentionstats/atd_pop_table.html) and ICE Data (ice.gov/detain/detention-management)

We believe that ICE continues to face budgetary pressures, and the timing of the passage of appropriations bills in Congress remains uncertain. The federal government is currently funded under a short-term Continuing Resolution through early 2024 and Congress has yet to reach an agreement on the long-term appropriations bills to fund the government in fiscal year 2024. The current Senate version of the Homeland Security Appropriations bill keeps funding for ICE beds at the current level of 34,000 and slightly increases the overall funding available for the Alternatives to Detention programs. The current version of the House Homeland Security Appropriations bill would increase ICE beds to 41,000 and includes a provision that would require the use of ISAP electronic monitoring capabilities for all individuals in the non-detained docket for the entire duration of their proceedings. The White House has also submitted a Supplemental Appropriations request to Congress, which includes additional funding for ICE beds and the Alternatives to Detention program. Federal Appropriations Update

U.S. Immigration and Customs Enforcement Private Sector 90% Public Sector 10% ICE Processing Center Beds Breakdown * GEO 42% * Approximations based on contract guarantee bed counts Source: ICE Data (ice.gov/detain/detention-management) Other 58% Private Sector Beds ICE Processing Center Beds

U.S. Marshals Service (USMS)


Stable USMS Detention Populations
(2014 –2022)
70,000
60,000
50,000
40,000
30,000
20,000
10,000
-
55,170
51,777
51,316
50,317
55,776
61,435
61,421
63,687
63,679
2014
2015
2016
2017
2018
2019
2020
2021
2022
~41% Contractor Beds

Source: 2014-2021 figures are taken from the USMS FY 2023 Performance Budget (https://www.justice.gov/file/1493071/download#:~:text=The%20USMS%20requests%20a%20total,for%20FPD%20in%20FY%202023.)

Source: YTD2022 Figures are based USMS 2022 Average Daily Population (https://www.usmarshals.gov/sites/default/files/media/document/2022-Prisoner-Operations.pdf)

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Aging Public Prisons Source: Bureau of Justice Statistics; State DOC Websites Aging Public Prison Facilities are Costly and Less Safe Public Prison Facilities have Significant Deferred Maintenance Needs More than 200,000 Public Prison Beds are Older than Economic Useful Life of 75 years Close to 100,000 Public Prison Beds are 100+ Years Old GEO Prison Portfolio is Significantly Younger than States where we operate GEO Facilities have Average Age of 20 Years Avg. Age

Aging State and Federal Prison Infrastructure

- **The majority of Public Prison Facilities have Significant Deferred Maintenance Needs**
  - **According to a May 2023 DOJ OIG Report, the Federal Bureau of Prisons has approximately 123 facilities requiring an estimated $2 billion in maintenance costs**[1]
  - **In late 2018, it was estimated by CGL, a criminal justice consulting and construction firm, that more than 80% of U.S. state prisons are 20 years old or older, representing approximately $69 billion in replacement costs.**[2]
  - ***"…prisons built decades ago were never designed to deliver the services that are needed in today's environment."* – Kevin H. Kempf, Former Executive Director, Correctional Leaders Association**[3]

- **After decades of funding challenges, some states have begun to address their aging infrastructure needs with expensive prison construction projects**
  - ***New York City ($8 billion – 4,200 bed facility)***[5]
  - ***Indiana ($1.2 billion – 4,200-bed facility)***[4]
  - ***Alabama ($1 billion – 4,000-bed facility)***[4]
  - ***Fulton County, GA ($1.6 billion – 4,500-bed facility)***[6]
  - ***Nebraska ($350 million – 1,500-bed facility)***[4]

**Sources:*

1) DOJ OIG Report on BOP Efforts to Maintain and Construct Institutions
2) Correctional News (September/October 2018)
3) Correctional Leaders Stress National Need for New Facilities (2021)
4) Billion-dollar prisons: why the US is pouring money into new construction
5) As Conditions Worsen at Rikers, New Commission Revives Push to Close It
6) Fulton scales back jail plan, debates financing

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Available Beds in Inventory

Secure Services Facilities	Location	Ownership	Bed Count
D. Ray James Correctional Facility	GA	Owned	1,900
Flightline Correctional Facility	TX	Owned	1,800
North Lake Correctional Facility	MI	Owned	1,800
Big Spring Correctional Facility	TX	Owned	1,732
Rivers Correctional Facility	NC	Owned	1,450
Cheyenne Mountain Reentry Center	CO	Owned	750
McFarland Female CRF	CA	Owned	300
		SUBTOTAL	**9,732**
Non-Secure Reentry Facilities			
Coleman Hall	PA	Owned	350
Hector Garza Center	TX	Owned	139
Other Facilities	Multiple	Owned	~800
		SUBTOTAL	**1,289**

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Financial Overview

Financial Highlights * Reconciliation of Non-GAAP measures included in GEO’s 3Q23 Earnings Release & Supplemental Q3 2023 Q3 2022 YTD 2023 YTD 2022 Revenue $602,785 $616,683 $1,804,885 $1,756,045 Net Income $24,503 $38,312 $82,022 $130,164 Adjusted EBITDA* $118,670 $136,199 $378,554 $393,706 3Q23 Revenue of $602.8 Million 3Q23 Net Income of $24.5 Million 3Q23 Adjusted EBITDA of $118.7 Million

Revenues by Segment GEO Care 32% GEO Secure Services 68% FY2022 Revenue = $2.38 Billion

Federal Government 64% Revenues By Customer (FY2022) Long-term relationships with top customers – 30+ Years with Federal Gov’t * Includes ICE Alternatives to Detention-ISAP Contract Diversified Long-Term, High-Quality Customer Relationships

FY2023 Guidance Net Income $100 Million - $105 Million + Net Interest Expense $217.0 Million - $217.0 Million + Income Taxes (including income tax provision on equity in earnings of affiliates) $40.0 Million - $45.0 Million + Depreciation and Amortization $127.0 Million – $127.0 Million + Non-Cash Stock Based Compensation $15.7 Million - $15.7 Million - Other Non-Cast ($4.7 Million) – ($4.7 Million) Adjusted EBITDA $495 Million - $500 Million Net Income Attributable to GEO Per Diluted Share $0.80 - $0.85 Weighted Average Common Shares Outstanding - Diluted 123.5 Million CAPEX Growth $9 Million - $10 Million Technology $16 Million - $20 Million Facility Maintenance $45 Million - $50 Million Capital Expenditures $70 Million - $80 Million Total Debt, Net $1.820 Billion - $1.780 Billion Total Leverage, Net * 3.66x - 3.58x * Total Net Leverage is calculated using the midpoint of Adjusted EBITDA guidance range.

Appendix: Environmental, Social & Governance (ESG)

All Investment Grade Customers Required by Law to Pay on Time: 45-60 days No Receivables Problems Payment Schedule: Monthly Billing Majority of Contracts Include Fixed Monthly Payments Contract Terms: Average Length of 7-10 Years Customer Retention: In Excess of 90% High Quality Government Contracts

Lengthy Contracts Specifying all Service Requirements On-Site, Full-Time Customer Contract Monitors at Facilities in the U.S. Full-time GEO Compliance Monitors at Facilities in the U.S. Independent Contract Compliance Division Reporting Directly to the CEO, which Conducts Ongoing Comprehensive Facility Audits American Correctional Association Accreditation with Scores in Excess of 99% National Commission on Correctional Health Care Accreditation Highly Regulated / Professional Services

Periodic review of GEO’s bylaws, Code of Business Conduct and Ethics, and corporate governance guidelines Annual review of GEO’s Political Activities and Contributions Policy and Report Annual review of GEO’s political contributions and lobbying expenditures Board Oversight Human Rights Committee Annual review of Human Rights & ESG Report Periodic review of ESG initiatives Ongoing review of company’s treatment of those entrusted to its care Periodic review of GEO’s engagement with investors and external stakeholders Periodic reviews of GEO’s cyber security capabilities and privacy practices, periodic review of potential cyber vulnerabilities and remediation measures, if needed Risk management of cybersecurity threats Periodic review and evaluation of GEO’s environmental sustainability initiatives Cyber Security & Environmental Oversight Committee Nominating & Corporate Governance Committee Criminal Justice & Rehabilitation Committee Periodic review of GEO Continuum of Care Periodic review of in-custody rehabilitation programs Periodic review of reentry services and programs Periodic review of post-release support services

To implement best practices that follow recognized global Human Rights standards and respect the dignity and basic human rights of all individuals in our care. To be a leading provider of enhanced in-custody rehabilitation programs and post-release support services through our award-winning GEO Continuum of Care ®. To provide quality support services that foster a safe and humane environment, deliver high-quality medical care, and adhere to independent accreditation standards. To provide development opportunities to our workforce and to instill an organizational culture rooted in diversity, inclusion, and respect. To advance environmental sustainability in our facilities by investing in energy conservation measures and following independent Green Building certification standards. GEO’s ESG Objectives

At the end of September, GEO published our Fifth Annual Human Rights and ESG Report. The report includes enhanced disclosures related to our Board oversight of human rights and ESG matters, employee diversity and training programs, corporate governance, and environmental sustainability, with updated ESG metrics covering the 2022 calendar year. The publication of our fifth annual Human Rights and ESG report highlights our continued commitment to respecting the human rights and improving the lives of those entrusted to our care. In 2022, GEO undertook a Human Rights Due Diligence process, the results of which are available on GEO’s website. Moving forward, we expect to evaluate additional human rights initiatives, including a future review of our Global Human Rights Policy and its implementation. Fifth Annual Human Rights and ESG Report

Diversity We are proud to be a diversified employer. Women comprise an equal portion of our domestic workforce and play a significant role in our leadership and management. Across GEO, under-represented minorities account for 68% of our U.S. workforce. Employee Training We have a robust training program for staff at all levels of the organization. In 2022, our U.S. Secure Services division completed approximately 1.5 million staff training hours Diversified Employer

GEO’s Environmental Sustainability Policy Statement is disclosed in Annual ESG Report. GEO also provides disclosures on energy consumption statistics, water usage metrics, and Greenhouse Gas (GHG) Scope 1 and Scope 2 Emissions and Intensity Ratios. New disclosures related to Sustainability Audits and Energy Improvements at select GEO facilities. As a result of these audits, GEO will invest approximately $25 million to retrofit, modify, and upgrade lighting, water, laundry, and HVAC systems at select Secure Services facilities. As of 2022, $13 million in energy improvement projects have been completed. Environmentally Responsible

Disclosures in our Human Rights and ESG Report demonstrate the high quality of medical services provided across GEO’s Secure Services facilities in the U.S. In 2022, our Secure Services Health Care Division oversaw nearly 575,000 medical encounters, including intake health screenings, physical exams, chronic care visits, off-site consultations, sick calls, dental visits, and mental health visits. Our facilities are highly rated by leading accreditation entities: World Class Health Care The American Correctional Association The Nation Commission of Correctional Health Care Source: 2022 GEO Human Rights and ESG Report

GEO Continuum of Care® focuses on integrating in-custody evidence-based rehabilitation with post-release services aimed at reducing recidivism. GEO Continuum of Care®: Rehabilitator of Lives GEO Continuum of Care 2022 Milestones: Completed approximately 3.5 million hours of rehabilitation programming Awarded approximately 2,400 GEDs and high school equivalency degrees Awarded over 8,100 vocational training certifications Awarded approximately 7,300 substance abuse treatment completions Achieved over 40,000 behavioral program completions and more than 34,000 individual cognitive behavioral sessions Provided Post-Release support services to more than 2,500 individuals with over 700 attaining employment. Since 2016, GEO has allocated approximately $9.3 million in grants to returning citizens to assist them with community needs.

Appendix: Financial Information

Income Statement

Balance Sheet

Debt Maturity Schedule

Reconciliation of Adjusted EBITDA and Adjusted Net Income

Definitions